Exhibit 99.1
Dendreon Reports First Quarter 2011 Financial Results
Conference Call to be Hosted May 2, 2011 at 4:30 p.m. ET
SEATTLE, May 2, 2011 — Dendreon Corporation (Nasdaq: DNDN) today reported results for the first quarter ended March 31, 2011. Revenue for the quarter ended March 31, 2011 was $28.1 million compared to $21,000 for the quarter ended March 31, 2010.
The GAAP net loss for the quarter ended March 31, 2011 was $111.8 million, or $0.77 per share, compared to $125.7 million, or $0.96 per share for the quarter ended March 31, 2010. On a pro-forma basis, excluding non-cash expenses associated with depreciation and amortization, non-cash imputed interest expense, and non-cash deferred stock compensation, Dendreon’s net loss was approximately $85 million or $0.59 per share. Dendreon’s total operating expenses for the quarter ended March 31, 2011 were $112.9 million compared to $57.6 million for the three months ended March 31, 2010.
As of March 31, 2011, Dendreon had approximately $779.0 million in cash, cash equivalents, and short-term and long-term investments compared to $277.3 million as of December 31, 2010.
Recent Highlights:
•	In addition to the $28.1 million in revenue in the first quarter, sales of PROVENGE® (sipuleucel-T) in April 2011 were approximately $15 million, reflecting increasing demand and increasing utilization of its newly approved capacity. Dendreon continues to expect revenue this year of between $350-400 million with approximately half of that in the fourth quarter.

•	The number of accounts infusing PROVENGE as of March 31, 2011 increased from approximately 50 to approximately 135 and is on track to meet its goal of 225 sites by the end of Q2.

•	The U.S. Food and Drug Administration (FDA) approved 36 additional workstations in the New Jersey manufacturing facility, which will come online in a staged approach.

•	As previously announced, Dendreon filed for FDA approval of the Los Angeles area manufacturing facility and has an action date of June 30, 2011.

•	Dendreon filed for FDA approval of the Atlanta facility on April 28 and expects a decision in late August or early September.

•	The Centers for Medicare and Medicaid Services (CMS) issued a proposed decision memo supporting the on-label coverage of PROVENGE.

•	Dendreon selected a contract manufacturing organization in Europe and a location for a manufacturing facility outside Frankfurt, Germany.
“We are proud of our accomplishments as we continue to expand the launch of PROVENGE. Our recent increased sales and marketing efforts have had an impact, and we will continue to build on this momentum as we bring additional capacity online throughout this year to make PROVENGE more broadly available,” said Mitchell H. Gold, M.D., president and chief executive officer.

Conference Call Information
Dendreon will host a conference call on May 2, 2011 at 4:30 p.m. ET. To access the live call, dial 1-877-548-9590 (domestic) or +1-720-545-0037 (international); the conference ID number is 57436485. The call will also be audio webcast and will be available from the Company’s website at http://www.dendreon.com under the “Investor/Webcasts and Presentations” section. A recorded rebroadcast will be available for interested parties unable to participate in the live conference call by dialing 1-800-642-1687 or +1-706-645-9291 for international callers; the conference ID number is 57436485. The replay will be available from 7:30 p.m. ET on May 2 until 11:59 p.m. ET on May 9. In addition, the webcast will be archived for on-demand listening for 30 days at http://www.dendreon.com.
About Dendreon
Dendreon Corporation is a biotechnology company whose mission is to target cancer and transform lives through the discovery, development, commercialization and manufacturing of novel therapeutics. The Company applies its expertise in antigen identification, engineering and cell processing to produce active cellular immunotherapy (ACI) product candidates designed to stimulate an immune response in a variety of tumor types. Dendreon’s first product, PROVENGE® (sipuleucel-T), was approved by the U.S. Food and Drug Administration (FDA) in April 2010. Dendreon is exploring the application of additional ACI product candidates and small molecules for the potential treatment of a variety of cancers. The Company is headquartered in Seattle, Washington and is traded on the NASDAQ Global Market under the symbol DNDN. For more information about the Company and its programs, visit http://www.dendreon.com/.
This news release contains forward-looking statements that are subject to risks and uncertainties. Factors that could affect these forward-looking statements include, but are not limited to, developments affecting Dendreon’s business and prospects, including progress on the commercialization efforts for PROVENGE. Information on the factors and risks that could affect Dendreon’s business, financial condition and results of operations are contained in Dendreon’s public disclosure filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Dendreon cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to Dendreon on the date hereof, and Dendreon undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.
Contact Information:
Katherine Stueland
Vice President, Corporate Communications and Investor Relations
206-829-1522
kstueland@dendreon.com
Susan Specht
Director, Investor Relations
206-455-2220
sspecht@dendreon.com

DENDREON CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
Revenue	$28,061	$21
Cost of revenue	18,338	—

Gross profit	9,723	21

Operating expenses:
Research and development	17,609	29,414
Selling, general and administrative	95,289	28,218

Total operating expenses	112,898	57,632

Loss from operations	(103,175)	(57,611)
Interest income	400	278
Interest expense	(8,993)	(314)
(Loss) gain from valuation of warrant liability	—	(68,083)

Net loss	($111,768)	($125,730)

Basic and diluted net loss per share	($0.77)	($0.96)

Shares used in computation of basic and diluted net loss per share	145,494	131,456

	March 31,	December 31,
	2011	2010
Balance Sheet Data:
Cash and cash equivalents	$555,297	$132,995
Short-term investments	157,094	121,796
Long-term investments	66,630	22,505
Trade accounts receivable	16,864	12,679
Prepaid antigen costs	24,325	17,656
Inventory	38,872	30,928
Total assets	1,130,688	603,953
Convertible senior notes due 2016	491,424	—
Convertible senior subordinated notes due 2014	27,685	27,685
Total stockholders’ equity	526,451	492,774

DENDREON CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
	(unaudited)
GAAP net loss	($111,768)	($125,730)
Non-GAAP adjustments:
Depreciation and amortization expense	7,409	2,465
Stock-based compensation expense	14,676	7,070
Imputed interest related to the convertible senior notes due 2016	4,300	—

Non-GAAP net loss	($85,383)	($116,195)

Non-GAAP net loss per share- basic and diluted	($0.59)	($0.88)

Shares used in computation of basic and diluted net loss per share	145,494	131,456

The above table provides certain non-GAAP financial measures that include adjustments to GAAP figures. Dendreon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Dendreon’s financial performance and its prospects for the future. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of operational results and trends. We believe excluding these non-cash items provides important insight into our operational results, important for a company at our stage in development. In addition, these non-GAAP financial measures are among the indicators Dendreon management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP figures.